EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-228735) pertaining to the 2018 Omnibus Incentive Plan of Avid Bioservices, Inc.,

(2)	Registration Statement (Form S-8 No. 333-208466, No. 333-192794, No. 333-185423, No. 333-178452) pertaining to the 2011 Stock Incentive Plan of Avid Bioservices, Inc.,

(3)	Registration Statement (Form S-8 No. 333-171067) pertaining to the 2011 Stock Incentive Plan and 2010 Employee Stock Purchase Plan of Avid Bioservices, Inc.,

(4)	Registration Statement (Form S-8 No. 333-215053) pertaining to the 2010 Employee Stock Purchase Plan of Avid Bioservices, Inc.,

(5)	Registration Statement (Form S-8 No. 333-164026) pertaining to the 2009 Stock Incentive Plan of Avid Bioservices, Inc.,

(6)	Registration Statement (Form S-8 No. 333-130271) pertaining to the 2005 Stock Incentive Plan of Avid Bioservices, Inc.,

(7)	Registration Statement (Form S-8 No. 333-121334) pertaining to the 2003 Stock Incentive Plan of Avid Bioservices, Inc.,

(8)	Registration Statement (Form S-8 No. 333-106385) pertaining to the 2002 Non-Qualified Stock Option Plan of Avid Bioservices, Inc., and

(9)	Registration Statement (Form S-3 No. 333-222548) of Avid Bioservices, Inc.;

of our reports dated June 27, 2019 with respect to the consolidated financial statements of Avid Bioservices, Inc. and the effectiveness of internal control over financial reporting of Avid Bioservices, Inc., included in this Annual Report on Form 10-K for the year ended April 30, 2019.

/s/ Ernst & Young LLP

Irvine, California

June 27, 2019